UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2025

Enovix Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W Warren Avenue Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 695-2350
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On July 7, 2025, Enovix Corporation (the “Company”) issued a press release announcing that the Board of Directors of the Company declared a warrant dividend distribution (the “Warrant Distribution”) to the record holders of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in the form of warrants to purchase Common Stock (the “Warrants”). The Warrants will be distributed on or about July 21, 2025 to the record holders of Common Stock as of the close of business on July 17, 2025 (the “Record Date”). Additionally, each holder of the Company’s 3.00% Convertible Senior Notes due 2028 (the “Convertible Notes”) as of the Record Date will also receive, at the same time and on the same terms as holders of Common Stock, Warrants, without having to convert such holder’s Convertible Notes as if such holder held a number of shares of Common Stock, equal to the product of (i) the conversion rate applicable to the Convertible Notes in effect on the Record Date and (ii) the aggregate principal amount (expressed in thousands) of Convertible Notes held by such holder on such date.

The foregoing description is only a summary and is qualified in its entirety by reference to the press release, which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
In connection with the press release disclosed above, the Company posted a document containing questions and answers (the “FAQ”) regarding the Warrant Distribution on the Investors section of the Company’s website. The FAQ is attached as Exhibit 99.2 to this Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The issuance of the Warrants in the Warrant Distribution has not been registered under the Securities Act, as the distribution of a Warrant for no consideration does not constitute a sale of a security under Section 2(a)(3) of the Securities Act. A Form 8-A registration statement and prospectus supplement describing the terms of the Warrants will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website located at http://www.sec.gov. Holders of Common Stock and Convertible Notes should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein. This communication contains a general summary of the Warrants. Please read the warrant agreement relating to the Warrants when it becomes available as it will contain important information about the terms of the Warrants.

Forward Looking Statements

This Form 8-K and the exhibits attached to this Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about the Company, the Warrants and the Warrant Distribution. Forward-looking statements generally relate to future events and can be identified by words such as anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predict, should, would and similar expressions that convey uncertainty about future events or outcomes. Actual results and outcomes could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, those risks and uncertainties and other potential factors set forth in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed annual report on Form 10-K and quarterly reports on Form 10-Q and other documents that the Company has filed, or that it will file, with the SEC. Any forward-looking statements made by the Company in this Form 8-K, including any forward-looking statements made by the Company in any of the exhibits to this Form 8-K, speak only as of the date on which they are made and subsequent events may cause these expectations to change. The Company disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated July 7, 2025
99.2	Warrant Dividend Distribution FAQ dated July 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enovix Corporation

Date:	July 7, 2025	By:	/s/ Arthi Chakravarthy
Arthi Chakravarthy Chief Legal Officer and Head of Corporate Development